Exhibit 23(b)


              Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8-No. 33-6163) of Coeur d'Alene Mines Corporation of our report dated April 14, 1999 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation for the year ended December 31, 1998, included in the 2000 Annual Report (Form 10-K).



                                                     Ernst & Young LLP



Seattle, Washington
     March 30, 2001